Exhibit 20.1

Special Servicer Acknowledgment and Assumption

May 2, 2023

To the Parties Set Forth on Schedule I, attached hereto

Re:	Special Servicer Acknowledgment and Assumption: Pooling and Servicing Agreement dated as of March 1, 2022 for the Benchmark 2022-B33 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2022-B33

Dear Sir or Madam:

Reference is made to the (i) Pooling and Servicing Agreement dated as of March 1, 2022, among GS Mortgage Securities Corporation II, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer and as Special Servicer, Computershare Trust Company, National Association, as Certificate Administrator, Wilmington Trust, National Association, as Trustee, and Park Bridge Lender Services LLC, as Operating Advisor and as Asset Representations Reviewer (the “PSA”) and (ii) the Co-Lender Agreement, dated as of December 22, 2021, by and between Citi Real Estate Funding Inc., in its capacities as Initial Note A-1 Holder and Initial Note A-2 Holder, relating to the ExchangeRight Net Leased Portfolio #53 Mortgage Loan (the “ExchangeRight Net Leased Portfolio #53 Co-Lender Agreement”) and the Co-Lender Agreement, dated as of February 28, 2022, by and between Citi Real Estate Funding Inc., in its capacities as Initial Note A-1 Holder and Initial Note A-2 Holder, relating to the 200 West Jackson Mortgage Loan (the “200 West Jackson Co-Lender Agreement” and, together with the ExchangeRight Net Leased Portfolio #53 Co-Lender Agreement, the “Co-Lender Agreements”). Capitalized terms used herein but undefined have the meanings given to them in the PSA and Co-Lender Agreements.

Pursuant to Sections 7.01(d) and 7.02 of the PSA and Section 7 of the Co-Lender Agreements, K-Star Asset Management LLC (“K-Star”) hereby agrees with all the other parties to the PSA that K-Star shall serve as the Special Servicer under, and as defined in the PSA with regard to the Serviced Loans. K-Star hereby acknowledges and agrees that, as of May 2, 2023 (the “Effective Date”), it is and shall be a party to the PSA and bound thereby to the full extent indicated therein in the capacity of the Special Servicer with respect to the Serviced Loans, but shall have no liability with respect to any act or omission of any predecessor Special Servicer. K-Star hereby accepts all responsibilities, duties and liabilities of the Special Servicer and assumes the due and punctual performance and observance of each covenant and condition to be performed or observed by the Special Servicer under the PSA from and after the Effective Date. K-Star’s address for notices pursuant to Section 13.05 of the PSA is as follows:

K-Star Asset Management LLC

5949 Sherry Lane, Suite 950

Dallas, Texas 75225

Attention: Lindsey Wright

Email: Lindsey.Wright@KKR.com

As of the Effective Date, K-Star hereby:

(a) makes the representations and warranties provided for in Section 6.01 of the PSA mutatis mutandis with all references to “Agreement” in Section 6.01 of the PSA to include this Special Servicer Acknowledgment and Assumption (“Acknowledgment”) in addition to the PSA, except that it (i) is a Delaware limited liability company, and (ii) has executed this Acknowledgment in lieu of execution and delivery of the PSA per Section 6.01(b)(ii); and

(b) certifies that it satisfies all related qualifications set forth in the Co-Lender Agreements relating to the Serviced Companion Loans; and

(c) represents and warrants that, as of the Effective Date, it satisfies all of the eligibility requirements applicable to the Special Servicer set forth in the PSA and the Co-Lender Agreements and that all preconditions to the appointment of K-Star as Special Servicer have been satisfied.

For the sake of clarity, it is understood and agreed that the Non-Serviced Mortgage Loans are not covered by this Acknowledgment as such Non-Serviced Mortgage Loans are not serviced under the PSA and accordingly special servicing of those Non-Serviced Mortgage Loans is not transferring to K-Star.

[SIGNATURE PAGE FOLLOWS]

K-STAR ASSET MANAGEMENT LLC, a Delaware limited liability company

By:	Lindsey Wright
	Name:	Lindsey Wright
	Title:	President and Chief Executive Officer

[Signature Page to BMARK 2022-B33 Acknowledgment and Assumption Agreement]

Schedule I

Depositor:

GS Mortgage Securities Corporation II

200 West Street

New York, New York 10282

Attention: Scott Epperson

Email: scott.epperson@gs.com and gs-refgsecuritization@gs.com with a copy to:

GS Mortgage Securities Corporation II

200 West Street

New York, New York 10282

Attention: Structured Finance Legal (REFG)

Email: gs-refglegal@gs.com

Master Servicer and Special Servicer:

Midland Loan Services, a Division of PNC Bank, National Association

10851 Mastin Street, Suite 700

Overland Park, Kansas 66210

Attention: Executive Vice President – Division Head

Fax number: 1-888-706-3565

Email: NoticeAdmin@midlandls.com

with a copy to:

Stinson LLP

1201 Walnut Street

Suite 2900

Kansas City, Missouri 64106-2150

Fax Number: (816) 412-9338

Attention: Kenda K. Tomes

Email: kenda.tomes@stinson.com

Certificate Administrator:

Computershare Trust Company, National Association

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services – BMARK 2022-B33

Fax number: (410) 715-2380

with a copy to:

cts.cmbs.bond.admin@wellsfargo.com, and to

trustadministrationgroup@wellsfargo.com

Trustee:

Wilmington Trust, National Association

1100 North Market Street

Wilmington Delaware 19890

Attention: CMBS Trustee

with a copy to:

Telecopy number: (302) 636-4140

Email: CMBSTrustee@wilmingtontrust.com

Operating Advisor and Asset Representations Reviewer:

Park Bridge Lender Services LLC

600 Third Avenue, 40th Floor

New York, New York 10016

Attention: Benchmark 2022-B33-Surveillance Manager

with a copy sent contemporaneously via email to cmbs.notices@parkbridgefinancial.com

BMARK 2022-B32 – Other Depositor

J.P. Morgan Chase Commercial Mortgage Securities Corp.
383 Madison Avenue, 8th Floor
New York, New York 10179
Attention: Kunal K. Singh
Email: US_CMBS_Notice@jpmorgan.com

with a copy to:

J.P. Morgan Chase Commercial Mortgage Securities Corp.

383 Madison Avenue, Floor 8

New York, New York 10179-0001

Attention: SPG Legal

Email: US_CMBS_Notice@jpmorgan.com

BMARK 2022-B32 – Other Certificate Administrator

Computershare Trust Company, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention: Corporate Trust Services (CMBS)
Benchmark 2022-B32 Mortgage Trust

with a copy to:

Telecopy Number: (410) 715-2380
Email: cts.cmbs.bond.admin@wellsfargo.com, and to
trustadministrationgroup@wellsfargo.com

BMARK 2022-B32 – Other Master Servicer

Midland Loan Services, a Division of PNC Bank, National Association,
10851 Mastin Street
Building 82, Suite 300

Overland Park, Kansas 66210
Attention: Executive Vice President – Division Head
Fax number: 1-888-706-3565

Email: NoticeAdmin@midlandls.com

with a copy to:

Stinson LLP
1201 Walnut Street
Suite 2900
Kansas City, Missouri 64106-2150
Attention: Kenda K. Tomes
Email: kenda.tomes@stinson.com

BMARK 2022-B32 – Other Trustee

Wilmington Trust, National Association
1100 North Market Street
Wilmington Delaware 19890
Attention: CMBS Trustee

with a copy to:

Telecopy number: (302) 636-4140
Email: CMBSTrustee@wilmingtontrust.com

BMARK 2022-B35 – Other Depositor

Citigroup Commercial Mortgage Securities Inc.

388 Greenwich Street, 6th Floor

New York, New York 10013

Attention: Richard Simpson

Fax number: (646) 328-2943

with a copy to:

Citigroup Commercial Mortgage Securities Inc.

390 Greenwich Street, 5th Floor

New York, New York 10013

Attention: Raul Orozco

Fax number: (347) 394-0898

with a copy to:

Citigroup Commercial Mortgage Securities Inc.

388 Greenwich Street, 17th Floor

New York, New York 10013

Attention: Ryan M. O’Connor

Fax number: (646) 862-8988

with electronic copies emailed to:

Richard Simpson at richard.simpson@citi.com and

Ryan M. O’Connor at ryan.m.oconnor@citi.com

BMARK 2022-B35 – Other Certificate Administrator

Computershare Trust Company, National Association

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services – Benchmark 2022-B35

with a copy to:

cts.cmbs.bond.admin@wellsfargo.com

trustadministrationgroup@wellsfargo.com

BMARK 2022-B35 – Other Master Servicer

KeyBank National Association

11501 Outlook Street, Suite 300

Overland Park, Kansas 66211

Attention: Michael Tilden

(877) 379-1625

Email: Michael_a_tilden@keybank.com

with a copy to:

Polsinelli

900 West 48th Place, Suite 900

Kansas City, Missouri 64112

Attn: Kraig Kohring

Fax Number: (816) 753-1536

Email: kkohring@polsinelli.com

BMARK 2022-B35 – Other Trustee

Wilmington Trust, National Association
1100 North Market Street
Wilmington Delaware 19890
Attention: CMBS Trustee Benchmark 2022-B35

with a copy to:

Telecopy number: (302) 636-4140
Email: CMBSTrustee@wilmingtontrust.com